Exhibit 1.1

Execution Version

Teekay Offshore Partners L.P.

Underwriting Agreement

5,000,000 8.50% Series B Preferred Units

Plus an option to purchase from the Partnership up to

750,000 additional 8.50% Series B Preferred Units

8.50% Cumulative Redeemable Preferred Units, Series B,

Representing Limited Partner Interests in the Partnership

New York, New York

April 13, 2015

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

UBS Securities LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (the “Partnership”), proposes to issue and sell (the “Offering”) to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 5,000,000 8.50% Cumulative Redeemable Preferred Units, Series B (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Series B Preferred Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to 750,000 additional Series B Preferred Units (the “Option Units;” the Firm Units and the Option Units being hereinafter collectively called the “Units”). To the extent there are no additional Underwriters listed in Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

Teekay Offshore GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), serves as the sole general partner of the Partnership. The Partnership owns (i) a 99.09% limited partner interest in Teekay Offshore Operating L.P., a Marshall Islands limited partnership (the “Operating Company”) and (ii) a 100% membership interest in Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company (the “OLP GP”). The OLP GP owns a 0.91% general partner interest in the Operating Company.

Each of the entities set forth in Schedule II as being owned directly or indirectly by the Partnership or the Operating Company are hereinafter referred to collectively as the “Operating Subsidiaries”.

The General Partner, the Partnership, the OLP GP, the Operating Company and the Operating Subsidiaries are hereinafter referred to collectively as the “Teekay Entities.” The General Partner and the Partnership are hereinafter referred to collectively as the “Teekay Parties.”

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 20 hereof.

This is to confirm the agreement among the Teekay Parties and the Underwriters concerning the purchase of the Firm Units and the Option Units from the Partnership by the Underwriters.

1. Representations and Warranties of the Teekay Parties. Each of the Teekay Parties, jointly and severally, represents and warrants to each Underwriter and agrees with each Underwriter that:

(a) Registration Statement and Prospectus. The Partnership meets the requirements for use of Form F-3 under the Securities Act of 1933, as amended (the “Act”) and the rules and regulations promulgated thereunder (the “1933 Act Regulations”). An “automatic shelf registration statement” as defined in Rule 405 of the 1933 Act Regulations on Form F-3 (File No. 333-196098), including a related base prospectus, has been prepared and filed by the Partnership in conformity in all material respects with the requirements of the Act and the 1933 Act Regulations. The Registration Statement was filed with the Commission and became effective upon filing thereof under the Act on May 20, 2014. The Partnership may have filed one or more amendments thereto, including one or more Preliminary Prospectuses with respect to the Series B Preferred Units, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Teekay Parties, threatened by the Commission.

(b) No Material Misstatements or Omissions in Registration Statement, Prospectus or Documents Incorporated by Reference. As of the date of this Agreement and on each Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased hereunder, if such date is not the Closing Date (an “Option Closing Date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus complied, and any further documents so incorporated, when filed with the Commission, will comply in all material respects with the applicable requirements of the Exchange Act or the Act, as applicable, and the rules and regulations of the Commission thereunder. On each Effective Date and at the Applicable Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and the statements made or to be made in such documents that are covered by Rule 175(b) under the Act were made or will be made with a reasonable basis and in good faith; and the documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Teekay Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) No Material Misstatements or Omissions in Disclosure Package. (i) As of the Applicable Time, the Disclosure Package, when taken together as a whole, and (ii) each Issuer Free Writing Prospectus when taken together as a whole with the Disclosure Package, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) No Ineligible Issuer. (i) At the time of filing the Registration Statement and any post-effective amendment thereto, and (ii) as of the Applicable Time (with such time being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e) No Conflicting Information in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus as of its date does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified.

(f) Formation and Qualification. Each of the Teekay Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as the case may be, in good standing under the laws of its respective jurisdiction of formation or incorporation, and is duly registered or qualified to do business and is in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not (i) reasonably be expected to have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability. “Material Adverse Effect,” as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, except as set forth in or contemplated in the Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto). Each of the Teekay Entities has all limited liability company, limited partnership or corporate, as the case may be, power and authority necessary to enter into and perform its obligations under each of this Agreement, the Purchase Agreement (as hereinafter defined) and the Third Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P. (the “Restated Partnership Agreement” and together with this Agreement and the Purchase Agreement, collectively, the “Transaction Documents”) to which it is a party, to own or lease its properties currently owned or leased or to be owned or leased at each Closing Date or Option Closing Date, to assume the liabilities assumed by it and to conduct its business as currently conducted and as to be conducted at each Closing Date or Option Closing Date, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(g) Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as amended on or prior to the date hereof (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests, charges, equities or other claims (collectively, “Liens”) (except restrictions on transferability contained in the Partnership Agreement, as described in the Disclosure Package and the Prospectus, or under applicable securities laws).

(h) Ownership of the Sponsor Units and Incentive Distribution Rights in the Partnership. (i) Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”), which is a wholly-owned subsidiary of Teekay Corporation, a Marshall Islands corporation (“Teekay”), owns, directly and indirectly, 23,809,468 Common Units (as defined in the Partnership Agreement) (referred to herein as the “Sponsor Units”) and (ii) the General Partner owns 100% of the Incentive Distribution Rights (as defined in the Partnership Agreement) (the “Incentive Distribution Rights”), in each case free and clear of all Liens (except restrictions on transferability contained in the Partnership Agreement, as described in the Disclosure Package and the Prospectus, or under applicable securities laws).

(i) Valid Issuance of the Units. At each Closing Date or Option Closing Date, the Firm Units and the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Restated Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the of the Marshall Islands Limited Partnership Act and except as described in the Prospectus). The form of certificate representing the Units (i) complies with the requirements of the Restated Partnership Agreement, (ii) does not violate the laws of the Republic of The Marshall Islands and (iii) complies with the requirements and rules of the New York Stock Exchange (“NYSE”).

(j) Ownership of the General Partner. Teekay Holdings directly owns a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as amended on or prior to the date hereof (the “General Partner LLC Agreement”), and is fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and the General Partner LLC Agreement); and Teekay Holdings owns such membership interest free and clear of all Liens.

(k) Ownership of OLP GP. The Partnership owns a 100% membership interest in OLP GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended on or prior to the date hereof (the “OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and the OLP GP LLC Agreement); and the Partnership owns such membership interest free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Disclosure Package and the Prospectus.

(l) Ownership of the Operating Company. (1) The Partnership directly owns a 99.09% limited partner interest in the Operating Company and (2) OLP GP directly owns a 0.91% general partner interest in the Operating Company; such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of the Operating Company, as amended on or prior to the date hereof (the “Operating Company Partnership Agreement”), and are fully paid (to the extent required under the Operating Company Partnership Agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act); and the Partnership and OLP GP own such partner interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Disclosure Package and the Prospectus.

(m) Ownership of the Operating Subsidiaries. The Partnership and the Operating Company own, directly or indirectly, the equity interests of the Operating Subsidiaries as described on Schedule II; such equity interests have been duly authorized and validly issued in accordance with the organizational documents of each Operating Subsidiary, amended on or prior to the date hereof (the “Operating Subsidiaries’ Organizational Documents”), and are fully paid (to the extent required under the Operating Subsidiaries’ Organizational Agreements) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable Operating Subsidiary and the relevant organizational documents); and the Partnership and the Operating Company, as applicable, own such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Disclosure Package and the Prospectus.

(n) No Other Subsidiaries. Other than its 2.0% general partner interest in the Partnership and the Incentive Distribution Rights, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in OLP GP, (ii) the Partnership’s ownership of the partnership interests (directly and indirectly, through OLP GP) in the Operating Company as specified in paragraph (l) above and (iii) the Operating Company’s or Partnership’s ownership, as applicable, (directly or indirectly) of the percentage of the equity interests in each of the Operating Subsidiaries specified in paragraph (m) above, neither the Partnership nor the Operating Company owns, and at each Closing Date or Option Closing Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, except as described in the Disclosure Package and the Prospectus.

(o) No Preemptive Rights or Options. Except as described in the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests of any of the Teekay Entities. Except as described in the Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (i) any Series A Preferred Units, (ii) any Series B Preferred Units, (iii) any Common Units, Incentive Distribution Rights or other interests in the Partnership, (iv) to the Teekay Parties’ knowledge, any membership interests in the General Partner, (v) to the Teekay Parties’ knowledge, any partnership interests in the Operating Company, or (vi) to the Teekay Parties’ knowledge, any equity interests in any Operating Subsidiary (except as is contained in Section 78 of the Marshall Islands Business Corporations Act).

(p) No Registration Rights. No holder of securities of any of the Teekay Entities has rights to the registration of such securities under the Registration Statement, except for any rights of (i) the General Partner or an Affiliate (as defined in the Partnership Agreement) of the General Partner pursuant to the Partnership Agreement, (ii) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Investors named on Schedule A thereto, dated as of November 25, 2011, (iii) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Investors named on Schedule A thereto, dated as of July 12, 2012, (iv) certain institutional investors pursuant to that certain Registration Rights Agreement by and among the Partnership and the Investors named on Schedule A thereto, dated as of April 19, 2013 and (v) that certain Registration Rights Agreement by and among the Partnership and Goldman Sachs MLP Income Opportunities Fund, dated as of December 20, 2013 (collectively, the “Registration Rights”), which Registration Rights have been waived or do not apply with respect to this Offering.

(q) Capitalization. As of December 31, 2014, the Partnership would have had on a historical basis, on an as adjusted basis and on an as further adjusted basis, as indicated in the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 92,399,633 Common Units, 6,000,000 Series A Preferred Units and the Incentive Distribution Rights. All of such Common Units, Series A Preferred Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as described in the Partnership’s Form 8-A/A filed with the Commission on May 7, 2013 (the “Form 8-A/A”) under the caption “Our Partnership Agreement—Limited Liability”).

(r) Authority. Each of the Teekay Entities has all requisite limited partnership, limited liability company or corporate, as applicable, power and authority to execute and deliver the Transaction Documents to which it is party and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including to issue, sell and deliver the Units in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Disclosure Package and the Prospectus. At each Closing Date or Option Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Teekay Entities or any of their shareholders, partners or members for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Teekay Parties of the Transaction Documents to which they are party and the consummation of the transactions contemplated hereby and thereby shall have been validly taken.

(s) Execution and Delivery of this Agreement. This Agreement has been duly authorized, validly executed and delivered by each of the Teekay Parties.

(t) Enforceability of Other Agreements.

(i) the General Partner LLC Agreement has been duly authorized, executed and delivered by Teekay Holdings and is a valid and legally binding agreement of Teekay Holdings, enforceable against Teekay Holdings in accordance with its terms;

(ii) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(iii) The Restated Partnership Agreement has been duly authorized, and when duly executed and delivered by the General Partner on the Closing Date will be a legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

(iv) the OLP GP LLC Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(v) the Operating Company Partnership Agreement has been duly authorized, executed and delivered by OLP GP and the Partnership and is a valid and legally binding agreement of the OLP GP and the Partnership enforceable against the OLP GP and the Partnership in accordance with its terms;

(vi) each of the Operating Subsidiaries’ Organizational Documents has been duly authorized, executed and delivered by the appropriate Teekay Entity and is a valid and legally binding agreement of such Teekay Entity, enforceable against such Teekay Entity in accordance with its terms; and

(vii) the Purchase Agreement dated April 6, 2015 by and between the Partnership and Teekay (the “Purchase Agreement”) relating to the sale and purchase of the entire ownership interests in Knarr L.L.C. and Teekay Knarr AS (together, the “Acquired Subsidiaries”), has been duly authorized, executed and delivered by the Partnership and Teekay and is a valid and legally binding agreement of the Partnership and Teekay, enforceable against the Partnership and Teekay in accordance with its terms.

provided that, with respect to each agreement described in this Section 1(t), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and, provided further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy. The General Partner LLC Agreement, the Partnership Agreement, the Restated Partnership Agreement, the OLP GP LLC Agreement, the Operating Company Partnership Agreement and the Operating Subsidiaries’ Organizational Documents are herein collectively referred to as the “Organizational Documents.”

(u) No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Units to be issued and sold by the Partnership to the Underwriters pursuant to the terms of this Agreement, (ii) the execution, delivery and performance of the Transaction Documents by the Teekay Entities party hereto or thereto, or (iii) the consummation of the transactions contemplated hereby or thereby, or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus, (A) conflicts or will conflict with or constitutes or will constitute a violation of any Organizational Document, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, or instrument to which any of the Teekay Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Teekay Entities (other than Liens referred to or described in the Registration Statement, the Disclosure Package and the Prospectus), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could materially impair the ability of any of the Teekay Entities to perform their obligations under the Transaction Documents.

(v) No Consents. Except for (i) the registration of the Units under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of Units by the Underwriters, (iii) such permits, consents or approvals as may be required in connection with the transactions contemplated by the Purchase Agreement as disclosed in the Registration Statement, Disclosure Package and the Prospectus, (iv) such consents, approvals or authorizations as may be required under the rules of the NYSE or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (v) such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under this Agreement, no permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the Teekay Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of the Transaction Documents by the parties hereto and thereto (other than the Underwriters), or the consummation of the transactions contemplated by the Transaction Documents.

(w) No Default. None of the Teekay Entities is (i) in violation of its Organizational Documents, (ii) in breach of or in default under (and no event that, with notice or lapse of time or both, would constitute such a default has occurred or is continuing under) any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it is or may be bound or to which any of its properties or assets is subject or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to any of the Teekay Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Teekay Entities or any of their properties, which breach, default or violation, in the case of clause (ii) or (iii), would, if continued, reasonably be expected to have a Material Adverse Effect, or could reasonably be expected to materially impair the ability of any of the Teekay Entities to perform their obligations under the Transaction Documents. To the knowledge of the Teekay Parties, no third party to any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement, obligation, condition, covenant or instrument to which any of the Teekay Entities is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.

(x) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Restated Partnership Agreement against payment therefor as provided herein will conform, in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus and such descriptions conform and will conform to the rights set forth in the Restated Partnership Agreement.

(y) No Material Adverse Change. Since the date of the latest audited financial statements included in the Disclosure Package (exclusive of any amendment or supplement thereto after the date hereof) and the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), (i) no Teekay Entity has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, (ii) there has not been any material change in the capitalization or material increase in the short-term debt or long-term debt of the Teekay Entities or any material adverse change, or any development involving or which could reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the general affairs, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, and (iii) none of the Teekay Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, whether or not in the ordinary course of business, that, individually or in the aggregate, is material to the Teekay Entities, taken as a whole, or otherwise than as set forth or contemplated in the Disclosure Package.

(z) Financial Statements. The consolidated historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Disclosure Package (and any amendment or supplement thereto) and the Prospectus (and any amendment or supplement thereto) (i) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein, at the respective dates or for the respective periods indicated, (ii) comply as to form in all material respects with the applicable accounting requirements of the Act and (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data included or incorporated by reference into the Registration Statement, the

Disclosure Package (and any amendment or supplement thereto) and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited historical consolidated financial statements from which it has been derived. Any pro forma financial statements and the related notes thereto incorporated by reference into the Registration Statement, the Disclosure Package (and any amendment or supplement thereto) and the Prospectus (i) present fairly the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(aa) Independent Registered Public Accounting Firm. KPMG LLP, who has certified or shall certify the financial statements of the Partnership and OOG TKP FPSO GmbH & Co KG and delivered its reports with respect to the audited consolidated financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, were and are the independent registered public accounting firm with respect to such entities within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(bb) Transfer Taxes. There are no transfer taxes or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement, the issuance by the Partnership or sale by the Partnership of the Units or the consummation of the transactions contemplated by this Agreement.

(cc) Title to Properties. The Operating Company and the Operating Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Prospectus as owned by the Operating Company and the Operating Subsidiaries, and each Operating Subsidiary identified in Schedule III is the sole owner of the vessel set forth opposite its name in Schedule III (the “Vessels”), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Registration Statement, the Disclosure Package and the Prospectus or (ii) as do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future, as described in the Registration Statement, the Disclosure Package and the Prospectus (the Liens described in clauses (i) and (ii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by the Operating Company or any of the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Teekay Entities, taken as a whole as they have been used in the past as described in the Registration Statement, the Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus.

(dd) Vessel Registration. Each vessel identified in Schedule III is duly registered under the laws of the jurisdiction set forth in Schedule III in the name of the applicable Operating Subsidiary identified in Schedule III, free and clear of all Liens except for Permitted Liens.

(ee) Permits. Each of the Teekay Entities has, and upon the consummation of the transactions contemplated by the Purchase Agreement each of the Acquired Subsidiaries will have, such permits, consents (as defined above), licenses, franchises, concessions, certificates and authorizations (“permits”) of, and has, and upon the consummation of the transactions contemplated by the Purchase Agreement each of the Acquired Subsidiaries will have, made all declarations and filings with, all Federal, provincial, state, local or foreign governmental or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus and except for such permits, declarations and filings that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, each of the Teekay Entities has, and upon the consummation of the transactions contemplated by the Purchase Agreement each of the Acquired Subsidiaries will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of such permits contains any restriction that is materially burdensome to the Teekay Entities, taken as a whole.

(ff) Insurance. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus with respect to off hire insurance, the Teekay Entities are insured by insurers of recognized financial responsibility covering against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Teekay Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Teekay Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by any of the Teekay Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause except that would not reasonably be expected to have a Material Adverse Effect; none of the Teekay Entities has been refused any insurance coverage sought or applied for; and the General Partner believes that each of the Teekay Entities will be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg) Contracts to be Described or Filed. To the best knowledge of the Teekay Parties, there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required and the statements in the Registration Statement, the Disclosure Package or the Prospectus under the heading “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(hh) Litigation. There is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Teekay Parties, threatened, to which any of the Teekay Entities is or could reasonably be expected to be made a party or to which the business or property of any of the Teekay Entities is or could reasonably be expected to be made subject or that would be required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus which is not adequately disclosed in the Registration Statement, the Disclosure Package or the Prospectus as required, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the Teekay Parties, that has been proposed by any governmental agency, and (iii) no injunction, restraining order or order of any nature issued by a Federal or state court or foreign court of competent jurisdiction to which any of the Teekay Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, (A) could reasonably be expected to (1) individually or in the aggregate have a Material Adverse Effect, or (2) prevent or result in the suspension of the offering and issuance of the Units, or (B) questions the validity of this Agreement.

(ii) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Teekay Entity, on the one hand, and the directors, officers, members, partners, shareholders, customers or suppliers of any Teekay Entity on the other hand that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus that is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Teekay Entity to or for the benefit of any of the officers, directors or managers of any Teekay Entity or their respective family members, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. No Teekay Entity has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Teekay Entity.

(jj) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission and the NYSE that are effective and applicable to the Partnership.

(kk) No Labor Dispute. No labor problem or dispute with the employees of the Teekay Entities exists or is threatened or imminent, and none of the Teekay Parties is aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, contractors or customers of any of the Teekay Entities, that, in each case, could reasonably be expected to have a Material Adverse Effect.

(ll) Tax Returns. Each of the Teekay Entities has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to have a Material Adverse Effect.

(mm) Books and Records. Each Teekay Entity maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Teekay Entities’ “internal controls over financial reporting” (as such term is defined in rule 13a-15(f) and Rule 15d-15(f) under the Exchange Act) are effective and the Teekay Parties are not aware of any material weakness in the internal controls over financial reporting of any of the Teekay Entities.

(nn) Disclosure Controls and Procedures. The Teekay Entities maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(oo) Environmental Compliance. Each Teekay Entity (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) has not received notice of any actual or potential liability under any environmental law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Teekay Parties, threatened action, suit or proceeding, is not bound by any judgment, decree or order, and has not entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance or deviation from that described in (i) - (iv) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Teekay Entities has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”). The term “Hazardous Materials” means (A) any “hazardous substance” as defined in CERCLA, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(pp) Effect of Environmental Laws. In the ordinary course of its business, each Teekay Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Teekay Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(qq) Intellectual Property. Each of the Teekay Entities owns or possesses rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, technology, know-how and other intellectual property necessary for the conduct of their respective businesses, except where the failure to possess such rights could not reasonably be expected to have a Material Adverse Effect, and the Teekay Parties believe that the conduct by the Teekay Entities of their respective businesses will not conflict with, and the Teekay Entities have not received any notice of any claim of conflict with, any such rights of others.

(rr) No Distribution of Other Offering Materials. None of the Teekay Entities has distributed and, prior to the later to occur of (i) the Closing Date or final Option Closing Date and (ii) completion of the distribution of the Units, will not distribute, any prospectus (as defined under the Act) in connection with the offering and sale of the Units other than the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or other materials, if any, permitted by the Act, including Rule 134 under the Act.

(ss) Investment Company. None of the Teekay Entities is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package, and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the “1940 Act”).

(tt) Passive Foreign Investment Company. To the best knowledge of the Teekay Parties, after consultation with United States federal income tax counsel, none of the Teekay Entities is a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”).

(uu) Tax Status. None of the Teekay Entities, other than the Partnership and the General Partner, has elected to be classified as an association taxable as a corporation for United States federal income tax purposes. Each of the Teekay Entities, other than the Partnership and the General Partner, has properly elected to be classified as a disregarded entity if it has one owner or as a partnership if it has more than one owner for United States federal income tax purposes (other than any Teekay Entity that is classified other than as a corporation without regard to whether it makes an election).

(vv) Foreign Corrupt Practices Act. No Teekay Entity, nor any director, officer, or employee, nor, to the knowledge of the Teekay Parties, any agent or representative of the Teekay Entities, has taken or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (such act, including the rules and regulations thereunder, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Teekay Entities have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ww) Sanctions Laws and Regulations. Neither the sale of the Units by the Partnership hereunder nor the use of the proceeds thereof will cause any U.S. person participating in the offering, either as underwriter and/or purchasers of the Units, to violate the Trading With the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (all such laws and regulations collectively referred to as the “Sanctions Laws and Regulations”) or any enabling legislation or executive order relating thereto.

(xx) OFAC. None of the Teekay Entities or their directors or officers is, and, to the knowledge of the Teekay Parties, no agent, employee or affiliate of any of the Teekay Entities is an individual or entity (“Person”) that is the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Teekay Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to facilitate or finance any activities of or with any Person, or in any country or territory, that, at the time of such financing, is the subject of any sanctions administered by OFAC.

(yy) Money Laundering Laws. The operations of the Teekay Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Teekay Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Teekay Parties, threatened.

(zz) Brokers. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any Teekay Entity and any person that would give rise to a valid claim against any Teekay Entity or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering of the Units.

(aaa) Market Stabilization. None of the Teekay Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(bbb) Prohibition on Dividends. Except as provided in the credit and loan agreements described in the Registration Statement, the Disclosure Package and the Prospectus and by Section 51 of the Marshall Islands Limited Partnership Act, Section 40 of the Marshall Islands Limited Liability Company Act of 1996 and Sections 43 and 44 of the Marshall Islands Business Corporations Act, neither the Operating Company nor any Operating Subsidiary is prohibited, directly or indirectly, from paying any dividends to the Partnership or the Operating Company, as the case may be, from making any other distribution on such subsidiary’s equity securities, from repaying to the Partnership or the Operating Company any loans or advances to such subsidiary from the Partnership or the Operating Company or from transferring any of such subsidiary’s property or assets to the Partnership, the Operating Company or any other subsidiary of the Partnership.

(ccc) Statistical and Market Data. The statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources which the Teekay Parties believe to be reliable and accurate.

(ddd) XBRL. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance in all material respects with the Commission’s rules and guidelines applicable thereto.

(eee) FINRA. To the Teekay Parties’ knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership or any of the General Partner’s officers, directors or 5% or greater security holders or any beneficial owner of the Partnership’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

(fff) Certificates. Any certificate signed by any officer of any Teekay Entity and delivered to the Underwriters or to counsel for the Underwriters in connection with the closing of the Offering shall be deemed a representation and warranty by such Teekay Entity, as to matters covered thereby, to each Underwriter.

(ggg) Status as Well-known Seasoned Issuer. The Partnership is a well-known seasoned issuer, as defined under the 1933 Act Regulations, at the times specified in the Act in connection with the offering of the Units. The Partnership has paid the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Act (without giving effect to the proviso therein).

2. Purchase and Sale.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $24.2125 per Unit, the number of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Units at the purchase price per Unit as the Underwriters shall pay for the Firm Units, less an amount per unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised in whole or in part at any time and from time to time on or before the 30th day after the date of the Prospectus upon written notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

3. Delivery and Payment. Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, Eastern time, on April 20, 2015, at the offices of Perkins Coie LLP, Portland, Oregon, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Option Units shall be made through the facilities of DTC unless the Representatives shall otherwise instruct. If settlement of the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives for the respective accounts of the several

Underwriters on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions (other than the opinions specified in Sections 6(g) and 6(h)), certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof. To the extent any of the opinions specified in Sections 6(g) and 6(h) are not delivered on an Option Closing Date, as contemplated by the preceding sentence, the certificate specified in Section 6(j) delivered on such Option Closing Date shall include an additional statement to the effect that, to the officers’ knowledge, after due inquiry, there has been no change in fact or law that would lead the officers to believe that such legal opinions could not be delivered on such Option Closing Date.

For purposes of this Agreement, the term “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions, trust companies and the NYSE are authorized or obligated by law to close in New York City.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

5. Agreements. Each of the Teekay Parties, jointly and severally, agrees with the several Underwriters that:

(a) Preparation of the Prospectus and Registration Statement. Prior to the termination of the offering of the Units, the Partnership will not file any amendment to the Registration Statement or supplement to any Preliminary Prospectus or the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives, which approval will not be unreasonably withheld or delayed, with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Notification Regarding Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) Filing of Amendment or Supplement. If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented prospectus to you in such quantities as you may reasonably request.

(d) Reports to Unitholders. As soon as practicable, but in any event not later than 60 days after the close of the period covered thereby, the Partnership will make generally available to its unitholders and to the Representatives an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) Copies of Reports. The Partnership will furnish or make available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) to its unitholders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Partnership will, for a period of two years from the Closing Date, furnish or make available via EDGAR, to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to its unitholders (excluding any periodic income tax reporting materials) or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Act or the Exchange Act (other than any annual chief executive officer certification and annual written affirmations to the NYSE).

(f) Signed Copies of the Registration Statement. The Partnership will furnish to the Representatives and counsel for the Underwriters photocopies of signed copies of the

Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g) Qualification of Units. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject. The Partnership will, from time to time, prepare and file such statements and reports as are or may be reasonably required of it to continue such qualifications in effect for so long a period as the Representatives may reasonably request for the distribution of the Units.

(h) Restriction on Sale of Securities. During a period of 30 days from the date of this Agreement, the Teekay Entities will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, the Units, the Series A Preferred Units or any non-convertible securities that are substantially similar to the Units, whether owned as of the date hereof or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Units, the Series A Preferred Units or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any Units, Series A Preferred Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Units to be sold hereunder.

(i) Compliance with Sarbanes-Oxley Act. Each of the Teekay Entities will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002.

(j) Price Manipulation. The Teekay Entities will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(k) Expenses. The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (x) all other costs and expenses of the Partnership or the Teekay Entities incident to the performance by them of their obligations hereunder. Notwithstanding the foregoing, it is understood that, except as expressly provided in this subsection (k) and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including without limitation, fees and disbursements of their counsel, transfer taxes on the resale by them of any of the Units, the transportation and other expenses incurred by or on their behalf in connection with presentations to potential purchasers of Units and any advertising expenses relating to offers of Units they may make.

(l) Use of Proceeds. The Teekay Entities will use the net proceeds received by them from the sale of the Units as set forth in the Disclosure Package and the Prospectus.

(m) Investment Company; PFIC. For a period of four years after the Closing Date or, if later, any Option Closing Date, the Partnership will use its commercially reasonable efforts to avoid any Teekay Entity, or any subsidiary thereof, from becoming (i) an “investment company” as defined in the 1940 Act, or (ii) a PFIC with respect to any U.S. unitholder.

(n) PFIC Notice to Unitholders. If the Partnership determines that it or any of its subsidiaries is or will be a PFIC with respect to any U.S. unitholder, it will contemporaneously provide notice to its unitholders and the Representatives, along with information concerning the potential availability of a “qualified electing fund” election (or elections) under Section 1295 of the Code or any other applicable election with respect to the Partnership or any subsidiary that is a PFIC with respect to such U.S. unitholders.

(o) Sanctions Laws and Regulations. The Partnership will not take, and will cause each of its subsidiaries not to take, directly or indirectly, any action that could reasonably be expected to result in a violation by any U.S. person participating in the offering of the Sanctions Laws and Regulations with respect to the sale of the Units hereunder. Further, the Partnership will not use, and will cause each subsidiary not to use, the proceeds from the sale of the Units, directly or indirectly, for any purpose or activity that would cause the Underwriters or any purchaser of the Units to be in violation of the Sanctions Laws and Regulations or any agent or “Specially Designated National” of any country the subject of the Sanctions Laws and Regulations, or any person or entity of any country the subject of the Sanctions Laws and Regulations.

(p) Final Term Sheet. The Partnership will prepare a final term sheet (the “Final Term Sheet”) containing only a description of the final terms of the Units and their offering, in a form approved by the Representatives and attached as Schedule VI hereto, and acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus and will comply with its related obligations set forth in Section 5(q) hereof. The Partnership will furnish to each Underwriter, without charge, copies of the Final Term Sheet promptly upon its completion.

(q) Issuer Free Writing Prospectuses. The Partnership agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule V hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an Issuer Free Writing Prospectus and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or condition as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the Representatives in writing and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(r) NYSE Listing. The Partnership will use commercially reasonable efforts to effect the listing of the Units on the NYSE within 30 days after the Closing Date and, upon such listing, will use commercially reasonable efforts to maintain such listing and satisfy the requirements for such continued listing.

(s) DTC. The Partnership will use commercially reasonable efforts to assist the Underwriters in arranging for the Units to be eligible for clearance, settlement and trading through the facilities of DTC.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Teekay Parties contained herein as of the Applicable Time, the Closing Date and any Option Closing Date, to the accuracy of the statements of the Teekay Parties made in any certificates delivered pursuant to the provisions hereof, to the performance by the Teekay Parties of their obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to their satisfaction.

(b) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Restated Partnership Agreement, the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all other legal matters relating to this Agreement, the Restated Partnership Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c) The Partnership shall have requested and caused Watson Farley & Williams LLP, special regulatory and Marshall Islands counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date (or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) Formation of the Partnership and the Operating Company. Each of the Partnership and the Operating Company has been duly formed and is validly existing in good standing as a limited partnership under the law of The Republic of The Marshall Islands, and has the limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, the Disclosure Package and the Prospectus.

(ii) Formation of the General Partner and the OLP GP. Each of the General Partner and OLP GP has been duly formed and is validly existing in good standing as a limited liability company under the law of the Republic of The Marshall Islands, and each has the limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, the Disclosure Package and the Prospectus.

(iii) Formation of Operating Subsidiaries. Each of the entities listed in Schedule IV to this Agreement (the “Marshall Islands Subsidiaries”) is validly existing in good standing as a limited liability company or corporation, as applicable, under Marshall Islands Law, and each has the limited liability company or corporate power, as applicable, and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Registration Statement, the Disclosure Package and the Prospectus.

(iv) Ownership of the General Partner Interest in the Partnership. The General Partner owns of record a 2% general partner interest in the Partnership and is the sole general partner of the Partnership. Such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement. To the knowledge of such counsel, the General Partner beneficially owns such general partner interest free and clear of all pledges, liens, encumbrances, security interests or other claims, except (A) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, the Disclosure Package or the Prospectus, and (B) restrictions on transferability contained in the Partnership Agreement or under applicable securities laws, as applicable.

(v) Ownership of the Sponsor Units and the Incentive Distribution Rights. (A) as of the date of such opinion (prior to the issuance of the Units), Teekay Holdings owns of record the Sponsor Units and (B) as of the date of such opinion, the General Partner owns of record all of the Incentive Distribution Rights of the Partnership. The Sponsor Units and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the Partnership Agreement. To the knowledge of such counsel, the General Partner beneficially owns the Incentive Distribution Rights free and clear of all pledges, liens, encumbrances, security interests or other claims, except (i) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, the Disclosure Package or the Prospectus, and (ii) restrictions on transferability contained in the Partnership Agreement or under applicable securities laws, as applicable.

(vi) Valid Issuance of the Units. The Units to be issued pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Restated Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Restated Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the Restated Partnership Agreement).

(vii) Ownership of the General Partner. Teekay Holdings owns of record 100% of the membership interests in the General Partner. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner and are fully paid (to the extent required under the limited liability company agreement of the General Partner) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act and except as may otherwise be provided in the limited liability company agreement of the General Partner).

(viii) Ownership of the OLP GP. The Partnership owns of record 100% of the membership interests in OLP GP. Such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP and are fully paid (to the extent required under the limited liability company agreement of OLP GP) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act and except as may otherwise be provided in the limited liability company agreement of OLP GP). To the knowledge of such counsel, the Partnership beneficially owns such membership interests free and clear of all pledges, liens, encumbrances, security interests or other claims, except for (A) pledges, liens, encumbrances, security interests or other claims as described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (B) any liens pursuant to credit agreements, security agreements or financing documents described in, referred to (including by incorporation by reference) or disclosed in the Registration Statement, the Disclosure Package or the Prospectus, and (C) restrictions on transferability contained in the relevant organizational documents or under applicable securities laws, as applicable (collectively, the “Claim Exceptions”).

(ix) Ownership of the Operating Company. (A) The Partnership owns of record a 99.09% limited partner interest in the Operating Company; and (B) OLP GP owns of record a 0.91% general partner interest in the Operating Company. All such partner interests have been duly authorized and validly issued in accordance with the limited partnership agreement of the Operating Company and are fully paid (to the extent required under the limited partnership agreement of the Operating Company) and, with respect to the limited partner interests, nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may otherwise be provided in the limited partnership agreement of the Operating Company). To the knowledge of such counsel, the Partnership and OLP GP each beneficially owns its respective partner interests in the Operating Company free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions.

(x) Ownership of the Marshall Islands Subsidiaries. Listed on Schedule IV to this Agreement are the owners of record of the stock or membership interests described in Schedule IV to this Agreement, as applicable, of each of the Marshall Islands Subsidiaries. Such stock or membership interests described in Schedule IV to this Agreement, as applicable, have been duly authorized and validly issued in accordance with the organizational documents of each such Marshall Islands Subsidiary, as amended or restated prior to the date hereof, and are fully paid (to the extent required under the organizational documents of each Marshall Islands Subsidiary) and nonassessable (except as such nonassessability may be affected by applicable Marshall Islands Law and except as may otherwise be provided in the applicable organizational documents). To the knowledge of such counsel, the Operating Company, the Partnership, Teekay Nordic Holdings Incorporated, Siri Holdings L.L.C, Teekay Offshore Holdings

L.L.C., Tiro Sidon L.L.C. or Teekay Shuttle Tanker Finance L.L.C., as the case may be, beneficially owns the stock or membership interests, as applicable, of each of the Marshall Islands Subsidiaries as described in a schedule to such opinion, free and clear of all pledges, liens, encumbrances, security interests or other claims, except for Claim Exceptions.

(xi) No Preemptive Rights or Options. Except as described in the Registration Statement, the Disclosure Package or the Prospectus, or as otherwise set forth in the Partnership Agreement, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, (A) any limited partner interests in the Partnership or the Operating Company, (B) any membership interests in the General Partner or OLP GP, or (C) any equity interests in any Marshall Islands Subsidiary (except as provided in Section 78 of the Business Corporations Act of the Republic of The Marshall Islands), in each case pursuant to the limited partnership agreement or limited liability company agreement or articles of incorporation or bylaws of such entity. To the knowledge of such counsel, or except as described in the Registration Statement, the Disclosure Package or the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Incentive Distribution Rights, Series A Preferred Units, Series B Preferred Units or other interests in the Partnership, (B) any partnership interests in the Operating Company, (C) any membership interests in the General Partner or OLP GP, or (D) any equity interests in any Marshall Islands Subsidiary.

(xii) Authority. Each of the Teekay Parties has all requisite limited partnership or limited liability company, as applicable, power and authority to execute and deliver the Transaction Documents to which it is party, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Units by the Partnership in accordance with and upon the terms and conditions set forth in this Agreement and the Restated Partnership Agreement.

(xiii) Authorization. All limited partnership and limited liability company action, as the case may be, required to be taken by the Teekay Parties or any of their respective partners or members pursuant to Marshall Islands Law, for the authorization, execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, has been validly taken.

(xiv) Due Execution and Delivery of the Transaction Documents. Each of the Transaction Documents has been validly executed and delivered by each of the Teekay Parties party thereto.

(xv) Enforceability of the Partnership Agreement. The Partnership Agreement constitutes a valid and legally binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms, except that (i) the enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and (ii) rights to indemnification and contribution thereunder may be limited by securities laws or considerations of public policy relating thereto.

(xvi) No Conflicts. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the offering, issuance and sale by the Partnership of the Units in accordance with and upon the terms and conditions set forth in this Agreement, do not and will not (A) conflict with or constitute a violation of the organizational documents of any of the Teekay Parties, OLP GP, the Operating Company or the Marshall Islands Subsidiaries, (B) conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), the agreements or instruments governed by Marshall Islands Law or New York Law and listed on a schedule to such opinion, (C) violate Marshall Islands Law or, in the case of this Agreement only, New York Law, or (D) violate any judgment, order or decree of which such counsel is aware of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority situated in the Republic of The Marshall Islands or the State of New York directed to any of the Teekay Parties, OLP GP, the Operating Company or the Marshall Islands Subsidiaries in a proceeding before such court, regulatory body, administrative agency, governmental body, arbitrator or other authority in the Republic of The Marshall Islands or the State of New York to which any of them is a party.

(xvii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the Republic of The Marshall Islands having jurisdiction over the Teekay Parties, OLP GP, the Operating Company, any of the Marshall Islands Subsidiaries or any of their respective properties is required in connection with the execution and delivery of the Transaction Documents by the Teekay Parties party hereto or thereto, the performance of the transactions contemplated hereby or thereby by the Teekay Parties or the performance by the Teekay Parties of their obligations hereunder or thereunder, including the offering, issuance and sale by the Partnership of the Units in accordance with and upon the terms and conditions set forth in this Agreement and the Restated Partnership Agreement.

(xviii) Permits. To the knowledge of such counsel, no permits, consents, licenses, franchises, concessions, certificates and authorizations of, or declarations or filings with, any governmental or regulatory authorities of the Republic of The Marshall Islands are required for any of the Teekay Parties, OLP GP, the Operating Company or the Marshall Islands Subsidiaries to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, other than such permits, consents, licenses, franchises, concessions, certificates and authorizations, declarations or filings with any Republic of The Marshall Islands governmental authority currently held or previously obtained, applied, received or filed by any of the Teekay Parties, OLP GP, the Operating Company or the Marshall Islands Subsidiaries.

(xix) Accuracy of Statements. The statements (A) in the Partnership’s Form 20-F for the year ended December 31, 2014 (the “Form 20-F”) under the captions “Item 4. Information on the Partnership—E. Taxation of the Partnership—Marshall Islands Taxation” and “Item 10. Additional Information—Non-United States Tax Consequences—Marshall Islands Tax Consequences” and (B) in the Disclosure Package and the Prospectus under the captions “Non-United States Tax Considerations—Marshall Islands Tax Considerations” and “Service of Process and Enforcement of Civil Liabilities,” insofar as they purport to constitute summaries of Marshall Islands Law or legal conclusions of Marshall Islands Law, fairly describe in all material respects the portions of the statutes and regulations addressed thereby, subject to the qualifications and assumptions stated therein.

(xx) Choice of Law. The choice of New York law to govern this Agreement constitutes a valid choice of law under Marshall Islands Law.

(xxi) Exclusive Jurisdiction. The submission by the Partnership to the exclusive jurisdiction of any New York court is a valid submission under Marshall Islands Law.

(xxii) Enforcement of Judgments. A judgment granted by a foreign court against the Partnership may be recognized in the Republic of The Marshall Islands, to the extent that the foreign judgment grants or denies recovery of a sum of money, and so long as the judgment is final and conclusive and enforceable where rendered even though an appeal therefrom is pending, or subject to appeal. A foreign judgment is not conclusive if: (A) the judgment was rendered under a system which does not provide impartial tribunals or procedures compatible with the requirements of due process of law, (B) the foreign court did not have personal jurisdiction over the defendant, (C) the foreign court did not have jurisdiction over the subject matter, or (D) the foreign court does not recognize or enforce the judgments of any other foreign nation. A foreign judgment need not be recognized if: (A) the defendant in the proceedings in the foreign court did not receive notice of the proceedings in sufficient time to enable him to defend, (B) the judgment was obtained by fraud, (C) the cause of action on which the judgment is based is repugnant to the public policy of the Republic of The Marshall Islands, (D) the judgment conflicts with another final and conclusive judgment, (E) the proceeding in the foreign court was contrary to an agreement between the parties under which the dispute in question was to be settled otherwise than by proceedings in the court, or (F) in the case of jurisdiction based only on personal service, the foreign court was a seriously inconvenient forum for the trial of the action.

(xxiii) Unit Certificate. The form of the certificate representing the Units does not violate the laws of the Republic of the Marshall Islands.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Teekay Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine and (C) state that their opinion is limited to the laws of the State of New York, the laws of The Republic of The Marshall Islands and United States federal law.

(d) The Partnership shall have requested and caused Watson Farley & Williams LLP, special English counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date (or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) Applicable Law and Submission to Arbitration. (A) The English courts or an English arbitral tribunal, applying English conflict of laws rules, would hold that English law is the applicable law of the Purchase Agreement; and (B) the agreement in the Purchase Agreement on submission of disputes for arbitration is effective and, unless otherwise agreed by the parties, the arbitral tribunal may rule on its own substantive jurisdiction, that is: (i) as to whether there is a valid arbitration agreement; (ii) as to whether the tribunal is validly constituted; and (iii) as to what matters have been submitted to arbitration in accordance with the arbitration agreement.

(ii) Enforceability. The Purchase Agreement constitutes a valid and legally binding obligation of the parties thereto, enforceable against the parties thereto in accordance with its terms.

(iii) No Required Consents or Registrations. No consent, approval or authorization of any governmental or official authority in England applicable to companies generally is required in connection with the Purchase Agreement in order for it to be enforceable under English law or to be admissible in an English court; and it is not necessary to deliver or register the Purchase Agreement to or at any public office in England.

(e) The Partnership shall have requested and caused Perkins Coie LLP, counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date (or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) Description of Tax Matters. The statements in (A) the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” and (B) the Form 20-F under the captions “Item 4. Information on the Partnership—E. Taxation of the Partnership—United States Taxation” and “Item 10. Additional Information—Material U.S. Federal Income Tax Considerations” with respect to legal matters or legal conclusions, in all material respects, is an accurate discussion of the material U.S. federal income tax considerations addressed therein (except for the representations and statements of fact of the Partnership included in such discussion, as to which such counsel need not opine or comment).

(ii) Tax Opinion. The opinion of Perkins Coie LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

(iii) No Options. To the knowledge of such counsel and except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units, Incentive Distribution Rights, Series A Preferred Units, Series B Preferred Units or other interests in the Partnership, or (B) any membership interests in the General Partner, the Operating Company, or the Operating Subsidiaries.

(iv) No Registration Rights. To the knowledge of such counsel, there are no contracts, agreements or understandings between any of the Teekay Entities and any person granting such person the right to require any of the Teekay Entities to file a registration statement under the Act with respect to any securities of any of the Teekay Entities owned or to be owned by such person or to require any of the Teekay Entities to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any Teekay Entity under the Act, except for the Registration Rights, which Registration Rights have been waived or do not apply with respect to this Offering.

(v) Accuracy of Statements. The statements (A) in the Disclosure Package and the Prospectus under the captions “Description of Series B Preferred Units” and “The Partnership Agreement” and (B) in subsection (b) in the Form 20-F under the caption “Item 7. Major Unitholders and Related Party Transactions—B. Certain Relationships and Related Party Transactions,” insofar as they constitute descriptions of agreements, fairly describe in all material respects the portions of the agreements addressed thereby, and the Series B Preferred Units conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus under the captions “Description of Series B Preferred Units” and “The Partnership Agreement;” provided, however, that such counsel need not express any opinion with respect to Marshall Islands law.

(vi) Effectiveness of Registration Statement. The Registration Statement became effective under the Act on May 20, 2014; the Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus have been filed with the Commission pursuant to Rule 424(b) and Rule 433, as applicable, in a manner and within the time period required by the 1933 Act Regulations; and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceeding for that purpose has been instituted or is pending or threatened by the Commission.

(vii) Compliance as to Form. Without independent verification of the factual accuracy, completeness or fairness of any statements made in the Registration Statement or the Prospectus, each of the Registration Statement, on the Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Closing Date or any Option Closing Date (except for the financial statements and financial schedules, and other financial and statistical information included therein, as to which such counsel need not express any opinion) appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder.

(viii) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby conflicts with or constitutes a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed as an exhibit to the Registration Statement (including any document filed as an exhibit to any document incorporated by reference into the Registration Statement), which conflicts, breaches, violations or defaults would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (Such counsel is not required to comment or opine as to compliance with any financial covenants or financial ratios contained in any such documents).

(ix) Documents Incorporated by Reference. The documents filed under the Exchange Act (excluding exhibits thereto) and incorporated by reference in the Registration Statement and the Prospectus or any further amendment or supplement thereto made by the Partnership prior to the Closing Date or any Option Closing Date (except for the financial statements and financial schedules and other financial and statistical information included therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(x) Legal Proceedings or Contracts to be Described or Filed. To the knowledge of such counsel, (A) there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Teekay Entity or its property of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus that is not disclosed in the Registration Statement, the Disclosure Package or the Prospectus as required and (B) there is no agreement, franchise, contract, indenture, lease or other document or instrument of a character that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus by the Act or to be filed by the Act as an exhibit to the Registration Statement that is not described or filed as required.

(xi) Investment Company. No Teekay Entity is, nor immediately upon giving effect to the Offering, the sale of the Units and the application of the proceeds thereof as described under “Use of Proceeds” in the Prospectus, will be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xii) Certificate for Units. The form of the certificate representing the Units (i) complies with the requirements of the Restated Partnership Agreement and (ii) complies in all material respects with the requirements and rules of the NYSE.

In addition, such counsel shall state that, in the course of such counsel’s participation, as United States counsel to the Partnership, in the preparation of the Registration Statement, the Disclosure Package and the Prospectus, such counsel has attended conferences with, among others, representatives of the Underwriters, officers and other representatives of the Teekay Entities and the independent public accountants for the Partnership, at which conferences the contents of the Registration Statement, the Disclosure Package and the Prospectus were discussed. Such counsel shall also state that, without undertaking to determine independently or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, no facts have come to such counsel’s attention that cause such counsel to believe that: (i) the Registration Statement, as of its Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its issue date or as of the Closing Date or any Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need not express any statement or belief with respect to (x) any financial statements, including the notes and schedules thereto and the auditor’s reports, if any, thereon or (y) other financial or statistical data included in the Registration Statement, the Disclosure Package or the Prospectus).

(f) The Partnership shall have requested and caused Adrian Dirassar, Vice President and Associate General Counsel for Teekay, to have furnished to you a letter, dated the Closing Date (or any Option Closing Date, as applicable) and addressed to you, in form and substance reasonably satisfactory to the Representatives, which shall state that such counsel has participated in conferences with officers and other representatives of the Teekay Entities and the independent public accountants of the Partnership and its representatives, at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Prospectus, no facts have come to such counsel’s attention that cause such counsel to believe that: (i) the Registration Statement (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of its Effective Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than (x) the financial statements included therein, including the notes and schedules thereto and the auditors’ reports thereon, and (y) the other financial and statistical information included therein, as to which such counsel need not comment), as of its issue date and the Closing Date or any Option Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) The Partnership shall have requested and caused McCarthy Tetrault, special Canadian tax counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(h) The Partnership shall have requested and caused:

(i) Thommessen Krefting Greve Lund AS, Norwegian counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(ii) Lennox Patton, Bahamas counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(iii) MNKS, Luxembourg counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(iv) Houthoff Buruma Coöperatief U.A., Netherlands counsel for the Partnership, to have furnished to you their written opinion, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(v) Wong Tan & Molly Lim LLC, Singapore counsel for the Partnership, to have furnished to you their letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(vi) CMS Cameron McKenna LLP, Scotland counsel for the Partnership, to have furnished to you their letter, dated the Closing Date and addressed to you, in form and substance reasonably satisfactory to the Underwriters.

(i) The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date (or any Option Closing Date, as applicable) and addressed to the Underwriters, with respect to such matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j) The General Partner shall have furnished to the Underwriters a certificate signed by its principal executive officer and the principal financial officer dated the Closing Date (or any Option Closing Date, as applicable) and addressed to the Underwriters, to the effect that the signers of such certificate have carefully examined this Agreement, the Registration Statement, the Prospectus, the Disclosure Package and any Issuer Free Writing Prospectus and any amendment or supplement thereto and that:

(i) the representations and warranties of the Teekay Parties in this Agreement are true and correct on and as of the Closing Date or any Option Closing Date with the same effect as if made on such date and each Teekay Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any Option Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such officer’s knowledge, threatened;

(iii) since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package (exclusive of any supplement thereto) or the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the general affairs, condition (financial or otherwise), results of operations, business, properties, assets or prospects of the Teekay Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package (exclusive of any supplement thereto) or the Prospectus (exclusive of any supplement thereto); and

(iv) such other matters as you may reasonably request.

(k) The Partnership shall have requested and caused Teekay Holdings to furnish to the Underwriters a certificate signed by its President dated the Closing Date (or any Option Closing Date, as applicable) and addressed to the Underwriters, to the effect that:

(i) Teekay Holdings beneficially owns (A) the Sponsor Units and (B) 100% of the membership interests in the General Partner, in each case, free and clear of all pledges, liens, encumbrances, security interests or other claims, except (i) as otherwise described in, referred to or disclosed in the Registration Statement, the Disclosure Package or the Prospectus, (ii) any pledges, liens or security interests pursuant to credit agreements, security agreements or financing documents described in, referred to or disclosed in the Registration Statement, the Disclosure Package or the Prospectus, and (iii) restrictions on transferability contained in the relevant organizational documents or under applicable securities laws, as applicable; and

(ii) such other matters as you may reasonably request.

(l) The Partnership shall have requested and caused KPMG LLP to have furnished to the Underwriters, at the time of execution of this Agreement and at the Closing Date (or any Option Closing Date, as applicable), letters, dated respectively as of the date hereof and as of such Closing Date or Option Closing Date, in form and substance reasonably satisfactory to the Representatives.

(m) Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (l) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the general affairs, management, condition (financial or otherwise), stockholders’ equity, partners’ equity, members’ equity, results of operations, business, properties, assets or prospects of the Teekay Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package (exclusive of any supplement thereto) and the Prospectus (exclusive of any supplement thereto).

(n) Prior to the Closing Date (or any Option Closing Date, as applicable), the Teekay Entities shall have furnished to the Underwriters such further information, certificates and documents as the Representatives may reasonably request.

(o) Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the debt securities of any of the Teekay Entities, if applicable, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(p) On or prior to the Closing Date, the Partnership shall have taken all necessary action for listing the Units on the NYSE within 30 days of the Closing Date.

(q) On the Closing Date, the Units shall be eligible for clearance, settlement and trading through the facilities of DTC.

(r) If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date (or any Option Closing Date, as applicable) by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Teekay Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Teekay Parties will reimburse the Underwriters severally through the

Representatives on demand for all out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Units.

8. Indemnification and Contribution. (a) The Teekay Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, agents and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Teekay Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Teekay Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Teekay Parties may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Teekay Parties, each of their respective directors, each of their respective officers who signs the Registration Statement, and each person who controls the Teekay Parties within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity in Section 8(a) from the Teekay Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Teekay Parties through the Representatives by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Underwriters confirm and the Teekay Parties acknowledge that the statements set forth (i) in the first paragraph under the heading “Underwriting—Commissions and Discounts,” (ii) in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization and Short Positions” and (iii) under the heading “Underwriting—Electronic Distribution” in the Preliminary Prospectus and the Prospectus constitute the only information concerning the Underwriters furnished in writing to the Partnership through the Representatives by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Teekay Parties, severally and jointly, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which one or more of the Teekay Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Teekay Parties on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Teekay Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Teekay Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Teekay Parties shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Teekay Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Teekay Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls any of the Teekay Parties within the meaning of either the Act or the Exchange Act, each officer of the Teekay Parties who shall have signed the Registration Statement and each director of the Teekay Parties shall have the same rights to contribution as the Teekay Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Teekay Parties. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Teekay Parties and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units, Series A Preferred Units or the Series B Preferred Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Disclosure Package or the Prospectus (in each case exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Teekay Parties or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Teekay Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 5(k), 7, 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (a) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-02, New York, New York 10020, Attn: High Grade Transaction Management/Legal (fax no. 646-855-5958), with copies to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attn: Equity Syndicate Desk and UBS Securities LLC, 1285 Avenue of the Americas, New York, NY 10019, Attn: Fixed Income Syndicate (fax no. 203-719-0495); or, (b) if sent to the Partnership, will be mailed, delivered or telefaxed to Teekay Offshore Partners L.P., 4th Floor, Belvedere Building, 69 Pitts Bay Road, Hamilton, HM 08, Bermuda, Attn. Corporate Secretary (fax no. 441-292-3931) with a copy to Perkins Coie LLP, 1120 N.W. Couch Street, 10th Floor, Portland, Oregon 97209-4128, Attn: David Matheson (fax no. 503-346-2008).

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Teekay Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Judicial Proceedings.

(a) The Teekay Parties irrevocably (i) agree that any legal suit, action or proceeding against the Teekay Parties arising out of or based upon this Agreement, the transactions contemplated hereby or alleged violations of the securities laws of the United States or any state in the United States may be instituted in any New York court, (ii) waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding in any New York court and (iii) submit to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Teekay Parties has appointed Watson Farley & Williams LLP, New York, New York, as its authorized agent (the “Authorized Agent”), upon whom process may be served in any such action arising out of or based on this Agreement, the transactions contemplated hereby or any alleged violation of the securities laws of the United States or any state in the United States which may be instituted in any New York court, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Teekay Parties represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Teekay Parties shall be deemed, in every respect, effective service of process upon the Teekay Parties.

(b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in the City of New York on the business day proceeding that on which final judgment is given. The obligations of the Teekay Parties in respect of any sum due from it to the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by the Underwriters of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the Underwriters may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to the Underwriters hereunder, the Teekay Parties agree, as a separate obligation and notwithstanding any such judgment, that the party responsible for such judgment shall indemnify the Underwriters against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Teekay Parties an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the Underwriters are acting as a principal and not as an agent or fiduciary of the Partnership and (b) its engagement of the Underwriters in connection with the Offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether the Underwriters have advised or are currently advising the Partnership on related or other matters).

20. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” shall mean 5:00 P.M. (New York City time) on April 13, 2015, which the Representatives have informed the Partnership is a time prior to the first sale of the Units;

“Base Prospectus” shall mean the base prospectus referred to in the second sentence of Section 1(a) above contained in the Registration Statement at the initial Effective Date.

“Commission” shall mean the United States Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Prospectus, as amended and supplemented to the Applicable Time, (ii) the Issuer Free Writing Prospectuses identified in Schedule V hereto and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus, which describes the Units and the offering thereof and which is used prior to the filing of the Prospectus, together with the Base Prospectus.

“Prospectus” shall mean the final prospectus supplement relating to the Units, including the accompanying Base Prospectus, as filed with the Commission pursuant to Rule 424(b) of the Act and the rules and regulations of the Commission promulgated thereunder;

“Registration Statement” shall mean the registration statement referred to in the second sentence of Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Teekay Parties and the several Underwriters.

Very truly yours,

Teekay Offshore Partners L.P.

By:	Teekay Offshore GP L.L.C., its general partner

By:	/s/ Peter Evensen
	Name:	Peter Evensen
	Title:	Chief Executive Officer

Teekay Offshore GP L.L.C.

By:	/s/ Peter Evensen
	Name:	Peter Evensen
	Title:	Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Loli Wu
	Name:	Loli Wu
	Title:	Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

By:	UBS Securities LLC

By:	/s/ Mark Spadaccini
	Name:	Mark Spadaccini
	Title:	Executive Director
UBS Securities LLC

By:	/s/ Prath Reddy
	Name:	Prath Reddy
	Title:	Associate Director
UBS Securities LLC

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

2

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	1,500,002
Morgan Stanley & Co. LLC	1,500,000
UBS Securities LLC	1,500,000
Credit Agricole Securities (USA) Inc.	166,666
Santander Investment Securities Inc.	166,666
SG Americas Securities, LLC	166,666

Total	5,000,000

SCHEDULE II

Operating Subsidiaries and Ownership

1.	The Partnership directly owns:

(a)	all of the issued and outstanding capital stock of Teekay Offshore Finance Corp., a Marshall Islands corporation;

(b)	a 50% membership interest in Navion Gothenburg L.L.C., a Marshall Islands limited liability company (“Navion Gothenburg”);

(c)	100% of the outstanding stock of Teekay FSO Finance Pty Ltd., an Australian corporation, which owns 100% of the outstanding stock of Teekay Australia Offshore Holdings Pty Ltd., an Australian corporation (“TAOH”);

(d)	a 100% membership interest in Navion Bergen L.L.C., a Marshall Islands limited liability company (“Navion Bergen”);

(e)	a 100% membership interest in Varg L.L.C., a Marshall Islands limited liability company (“Varg LLC”), which owns a 1% interest in Teekay Offshore European Holdings Cooperatief U.A., a Dutch corporation (“TOEH”);

(f)	a 100% membership interest in Teekay Offshore Holdings L.L.C., a Marshall Islands limited liability company (“Teekay Offshore Holdings”);

(g)	a 100% membership interest in Teekay Al Rayyan L.L.C., a Marshall Islands limited liability company;

(h)	a 100% membership interest in Samba Spirit L.L.C., a Marshall Islands limited liability company;

(i)	a 100% membership interest in Lambada Spirit. L.L.C., a Marshall Islands limited liability company;

(j)	a 100% membership interest in Teekay Shuttle Tanker Finance L.L.C., a Marshall Islands limited liability company (“Teekay Shuttle Tankers”);

(k)	a 100% membership interest in Piranema L.L.C., a Marshall Islands limited liability company;

(l)	a 0.01% interest in Teekay Piranema Servicos de Petroleo Ltda., a sociedad limitada organized under the laws of Brazil;

(m)	a 100% interest in Teekay Offshore Operating GP LLC, a Marshall Islands limited liability company, which owns a 0.91% interest in Teekay Offshore Operating LP, a Marshall Islands limited liability company (“Operating Company”);

(n)	a 99.09% interest in the Operating Company;

(o)	a 100% membership interest in Petrojarl I L.L.C., a Marshall Islands limited liability company; and

(p)	100% of the outstanding stock of Petrojarl Production AS, a Norwegian corporation, which owns a 99.99% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil.

2.	TAOH directly owns 100% of the membership interest of Dampier Spirit L.L.C., a Marshall Islands limited liability company (“Dampier Spirit”).

3.	The Operating Company directly owns:

(a)	a 100% membership interest in Pattani Spirit L.L.C., a Marshall Islands limited liability company (“Pattani Spirit”);

(b)	100% of outstanding stock of Teekay Nordic Holdings Inc., a Marshall Islands corporation (“Nordic Holdings”);

(c)	a 99.99% interest in Teekay Offshore Australia Trust, an Australian trust (“Karratha Spirit”);

(d)	100% of the outstanding stock of Norsk Teekay Holdings Ltd., a Marshall Islands corporation (“Norsk Holdings”);

(e)	100% of the outstanding shares of Teekay Offshore Operating Pte. Ltd., a Singapore Corporation (“TOO Pte”), which owns 100% of the outstanding stock of Teekay Navion Offshore Loading Pte. Ltd., a Singapore corporation (“Teekay Navion”);

(f)	100% of the outstanding shares of Teekay Australia Offshore Pty Ltd., an Australian corporation (“Karratha Trustee”), which serves as the trustee of Karratha Spirit and directly owns a 0.01% interest in Karratha Spirit, which together with the interest owned directly by the Operating Company constitutes 100% of the ownership interest in Karratha Spirit;

(g)	100% of the ownership interests in Navigator Spirit L.L.C. (formerly known as SPT Navigator L.L.C.), a Marshall Islands limited liability company (“Navigator Spirit”);

(h)	100% of the ownership interests in SPT Explorer L.L.C., a Marshall Islands limited liability company (“SPT Explorer”);

(i)	100% of the ownership interests in Amundsen Spirit L.L.C., a Marshall Islands limited liability company (“Amundsen Spirit”);

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(j)	100% membership interest in Nansen Spirit L.L.C., a Marshall Islands limited liability company (“Nansen Spirit”);

(k)	a 100% membership interest in Scott Spirit L.L.C., a Marshall Islands limited liability company (“Scott Spirit”); and

(l)	100% of ownership interest in Peary Spirit L.L.C., a Marshall Islands limited liability company. (“Peary Spirit”).

4.	Nordic Holdings directly owns:

(a)	a 50% membership interest in Partrederiet Stena Ugland Shuttle Tankers III DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Natalita”);

(b)	a 50% membership interest in Stena Spirit L.L.C., an Isle of Man limited liability company (“Stena Spirit”);

(c)	a 50% membership interest in Nordic Rio L.L.C., a Marshall Islands limited liability company (“Nordic Rio”);

(d)	a 100% membership interest in Apollo Spirit L.L.C., a Marshall Islands limited liability company (“Apollo Spirit”); and

(e)	a 100% membership interest in Clipper L.L.C., a Marshall Islands limited liability company (“Clipper”).

5.	Apollo Spirit directly owns an 89% membership interest KS Apollo Spirit, a Norwegian limited partnership (“KS Apollo Spirit”).

6.	Norsk Holdings directly owns 100% of the outstanding stock of Teekay European Holdings S.a.r.l., a Luxembourg corporation (“Luxco”), which directly owns 100% of the outstanding stock of Teekay Netherlands European Holdings B.V., a Dutch corporation (“Dutchco”), which directly owns 100% of the outstanding stock of Norsk Teekay AS, a Norwegian corporation (“Norsk Teekay”).

7.	Norsk Teekay directly owns

(a)	100% of the outstanding stock of Teekay Norway HiLoad AS, a Norwegian corporation; and

(b)	100% of the outstanding stock of Teekay Norway AS, a Norwegian corporation (“Teekay Norway”).

8.	Teekay Norway directly owns:

(a)	100% of the outstanding stock of Navion Offshore Loading AS, a Norwegian corporation (“Navion Offshore”);

3

(b)	100% of the outstanding stock of Ugland Nordic Shipping AS, a Norwegian corporation (“Ugland Nordic”);

(c)	100% of the outstanding stock of Navion Bergen AS, a Norwegian corporation (“Bergen AS”); and

(d)	100% of the outstanding stock of Navion Gothenburg AS, a Norwegian corporation (“Gothenburg AS”).

9.	Ugland Nordic directly owns:

(a)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers II DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Sirita”); and

(b)	a 50% interest in Partrederiet Stena Ugland Shuttle Tankers I DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Stena Alexita”).

10.	Navion Offshore directly owns 100% of the outstanding stock of Teekay Shipping Partners Holding AS, a Norwegian corporation, which directly owns 66.67% of the outstanding preferred stock of Partrederiet Teekay Shipping Partners DA, a Norwegian shipping partnership regulated under the Marine Act of 1994 (Norway) (“Heidrun Shuttles”).

11.	TOEH directly owns:

(a)	a 100% interest in VARG Production AS, a Norwegian corporation;

(b)	100% of the outstanding stock of Piranema Production AS, a Norwegian corporation, which owns a 99.99% interest in Piranema Servicios de Petroleo Ltda.;

(c)	100% of the outstanding stock of ALP Maritime Group B.V., a Dutchco which directly owns 100% of the outstanding stock of ALP Maritime Services B.V., a Dutchco, ALP Maritime Holding B.V., a Dutchco (“ALP Maritime Holding”), and ALP Ocean Towage Holding B.V., a Dutchco (“ALP Towage Holding”);

(d)	100% of the outstanding stock of Logitel Offshore Holding AS, a Norwegian corporation which directly owns 100% of the outstanding shares of Logitel Offshore Pte. Ltd., a Singapore corporation (“Logitel Pte”);

(e)	a 0.01% interest in Teekay Petrojarl I Servicos de Petroleo Ltda, a sociedad limitada organized under the laws of Brazil;

(f)	100% of the outstanding stock of T.P.O. Siri AS, a Norwegian corporation, which owns a 1% interest in Petrojarl Producao;

4

(g)	a 50% interest in OOG-TK Libra GmbH, a limited liability company registered with the register of companies in the Republic of Austria, which owns a nominal interest in OOG-TK Libra GmbH & Co KG, a limited liability company registered with the register of companies in the Republic of Austria (“OOG-TK Libra”); and

(h)	a 50% interest in OOG-TK Libra.

12.	ALP Maritime Services B.V. directly owns 100% of ALP Maritime Contractors B.V., a Dutchco.

13.	ALP Maritime Holding directly owns:

(a)	100% of the outstanding stock of ALP Defender B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Keeper B.V., a Dutchco;

(c)	100% of the outstanding stock of ALP Striker B.V., a Dutchco; and

(d)	100% of the outstanding stock of ALP Sweeper B.V., a Dutcho.

14.	ALP Towage Holding directly owns:

(a)	100% of the outstanding stock of ALP Guard B.V., a Dutchco;

(b)	100% of the outstanding stock of ALP Winger B.V., a Dutchco;

(c)	100% of the outstanding stock of ALP Centre B.V., a Dutchco;

(d)	100% of the outstanding stock of ALP Forward B.V., a Dutchco;

(e)	100% of the outstanding stock of ALP Ace B.V., a Dutchco; and

(f)	100% of the outstanding stock of ALP Ippon B.V., a Dutchco.

15.	Logitel PTE directly owns:

(a)	100% of the outstanding shares of Logitel Offshore Rig I Pte. Ltd., a Singapore corporation;

(b)	100% of the outstanding shares of Logitel Offshore Rig II Pte. Ltd., a Singapore corporation; and

(c)	100% of the outstanding stock of Logitel Offshore Norway AS, a Norwegian corporation.

16.	Teekay Offshore Holdings directly owns:

(a)	a 100% membership interest in Teekay Hiload LLC, a Marshall Islands limited liability company;

5

(b)	a 100% membership interest in Gina Krogg L.L.C., a Marshall Islands limited liability company;

(c)	a 100% interest in Tiro Sidon L.L.C. , a Marshall Islands limited liability company (“Tiro Sidon”);

(d)	a 100% interest in Voyageur L.L.C., a Marshall Islands limited liability company which directly owns 100% of the shares of Teekay Voyageur Production Limited, a company incorporated under the Companies Act of Scotland;

(e)	a 100% membership interest in Logitel Offshore Rig I L.L.C., a Marshall Islands limited liability company;

(f)	a 100% membership interest in Logitel Offshore Rig II L.L.C., a Marshall Islands limited liability company;

(g)	a 100% membership interest in Logitel Offshore Rig III L.L.C., a Marshall Islands limited liability company;

(h)	a 100% membership interest in Logitel Offshore Rig IV L.L.C., a Marshall Islands limited liability company;

(i)	a 100% membership interest in Siri Holdings L.L.C., a Marshall Islands limited liability company (“Siri Holdings”);

(j)	a 100% membership interest in Logitel Offshore L.L.C., a Marshall Islands limited liability company; and

(k)	a 99% interest in TOEH.

17.	Teekay Shuttle Tankers directly owns:

(a)	a 100% interest in Bossa Nova Spirit L.L.C., a Marshall Islands limited liability company; and

(b)	a 100% interest in Sertanejo Spirit L.L.C., a Marshall Islands limited liability company.

18.	Siri Holdings directly owns:

(a)	a 100% membership interest in T.P.O. Siri LLC, a Marshall Islands limited liability company (“Siri FPSO”); and

(b)	a 99% interest in Teekay Petrojarl Producao Petrolifera do Brasil Ltda., a sociedad limitada organized under the laws of Brazil (“Petrojarl Producao”).

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19.	Tiro Sidon directly owns:

(a)	a 1% partnership interest in Tiro Sidon UK L.L.P., a limited liability partnership incorporated in England and Wales under the Limited Liability Partnerships Act of 2000 (“Tiro Sidon UK”);

(b)	a 100% membership interest in Tiro Sidon Holdings L.L.C., a Marshall Islands limited liability company, which owns a 99% partnership interest in Tiro Sidon UK; and

(c)	a 50% interest in OOG-TKP Oil Services, Ltd., a company organized under the laws of the Cayman Islands.

20.	Tiro Sidon UK directly owns:

(a)	a 50% ownership interest in OOG-TKP FPSO GmbH, a limited liability company registered with the register of companies in the Republic of Austria; and

(b)	a 50% partnership interest in OOG-TKP FPSO GmbH & Co KG, a limited partnership registered with the register of companies in the Republic of Austria, which owns 99.9% of OOG-TKP Producao de Petroleao Ltda., a sociedad limitada organized under the laws of Brazil and a 100% interest in OOG-TKP Operator Holdings, Ltd., a company organized under the laws of the Cayman Islands (“OOG-TKP Operator”).

21.	OOG-TKP Operator owns 0.1% of OOG-TKP Producao de Petroleao Ltda.

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SCHEDULE III

List of Owners, Vessels and Registration

	Entity	Vessel	Registration
1.	Amundsen Spirit LLC	Amundsen Spirit	Bahamas
2.	Bossa Nova Spirit LLC	Bossa Nova Spirit	Bahamas
3.	Clipper L.L.C.	Suksan Salamander	Bahamas
4.	Dampier Spirit LLC	Dampier Spirit	Bahamas
5.	KS Apollo Spirit	Apollo Spirit	Liberia
6.	Lambada Spirit LLC	Lambada Spirit	Bahamas
7.	Nansen Spirit LLC	Nansen Spirit	Bahamas
8.	Navion Bergen LLC	Navion Bergen	Bahamas
9.	Navion Gothenburg LLC	Navion Gothenburg	Bahamas
10.	Teekay Navion Offshore Loading Pte. Ltd	Navion Oceania	Bahamas
11.	Teekay Hiload LLC	HiLoad DP Unit	Cyprus
12.	Teekay Navion Offshore Loading Pte. Ltd	Navion Anglia	Bahamas
13.	Teekay Navion Offshore Loading Pte. Ltd	Navion Scandia	Bahamas
14.	Teekay Navion Offshore Loading Pte. Ltd	Navion Hispania	Bahamas
15.	Teekay Navion Offshore Loading Pte. Ltd	Navion Britannia	Bahamas
16.	Navion Offshore Loading AS	Navion Saga	Bahamas
17.	Nordic Rio LLC	Nordic Rio	Bahamas
18.	OOG TKP FPSO Gmbh & Co KG	FPSO Cidade de Itajai	Bahamas
19.	Partrederiet Stena Ugland Shuttle Tankers I DA	Stena Alexita	Norway
20.	Partrederiet Stena Ugland Shuttle Tankers III DA	Stena Sirita	Norway
21.	Partrederiet Stena Ugland Shuttle Tankers III DA	Stena Natalita	Bahamas
22.	OOG TK Libra Gmbh & Co KG	Navion Norvegia (FPSO Libra)	Bahamas
23.	Partrederiet Teekay Shipping Partners DA	Navion Europa	Bahamas
24.	Partrederiet Teekay Shipping Partners DA	Randgrid	Bahamas
25.	Pattani Spirit LLC	Pattani Spirit	Bahamas
26.	Peary Spirit LLC	Peary Spirit	Bahamas
27.	Piranema LLC	Piranema Spirit	Bahamas
28.	Samba Spirit LLC	Samba Spirit	Bahamas
29.	Sertanejo Spirit LLC	Sertanejo Spirit	Bahamas
30.	Scott Spirit LLC	Scott Spirit	Bahamas
31.	SPT Explorer LLC	SPT Explorer	Bahamas
32.	Navigator Spirit LLC	Navigator Spirit	Bahamas
33.	Stena Spirit LLC	Stena Spirit	Bahamas
34.	TPO Siri LLC	Petrojarl Cidade de Rio Das Ostras	Bahamas
35.	Teekay Al Rayyan LLC	Falcon Spirit	Bahamas

36.	Teekay Navion Offshore Loading Pte. Ltd	Navion Marita	Bahamas
37.	Teekay Navion Offshore Loading Pte. Ltd	Navion Torinita	Bahamas
38.	Teekay Navion Offshore Loading Pte. Ltd	Navion Stavanger	Bahamas
39.	Teekay Navion Offshore Loading Pte. Ltd	Nordic Spirit	Bahamas
40.	Teekay Navion Offshore Loading Pte. Ltd	Nordic Brasilia	Bahamas
41.	Teekay Navion Offshore Loading Pte. Ltd	Petroatlantic	Bahamas
42.	Teekay Navion Offshore Loading Pte. Ltd	Petronordic	Bahamas
43.	Teekay Navion Offshore Loading Pte. Ltd	Kilimanjaro Spirit	Bahamas
44.	Teekay Navion Offshore Loading Pte. Ltd	Fuji Spirit	Bahamas
45.	Teekay Navion Offshore Loading Pte. Ltd	Navion Oslo	Bahamas
46.	Varg L.L.C.	Petrojarl Varg	Bahamas
47.	Voyageur L.L.C.	Voyageur Spirit	Bahamas
48.	Logitel Offshore Rig I Pte. Ltd.	Arendal Spirit	Bahamas
49.	Petrojarl I L.L.C.	Petrojarl I	Bahamas
50.	ALP Winger B.V.	ALP Winger	Netherlands
51.	ALP Guard B.V.	ALP Guard	Netherlands
52.	ALP Centre B.V.	ALP Centre	Netherlands
53.	ALP Ippon B.V.	ALP Ippon	Netherlands

2

SCHEDULE IV

Marshall Islands Subsidiaries

Teekay Offshore Finance Corp. —owned 100% by Teekay Offshore Partners L.P.

Teekay Shuttle Tanker Finance L.L.C. – owned 100% by Teekay Offshore Partners L.P.

Pattani Spirit L.L.C.—owned 100% by Teekay Offshore Operating L.P.

Teekay Nordic Holdings Incorporated—owned 100% by Teekay Offshore Operating L.P.

Norsk Teekay Holdings Ltd.—owned 100% by Teekay Offshore Operating L.P.

SPT Explorer L.L.C.—owned 100% by Teekay Offshore Operating L.P.

Navigator Spirit L.L.C.—owned 100% by Teekay Offshore Operating L.P.

Navion Gothenburg L.L.C.—owned 50% by Teekay Offshore Partners L.P.

Navion Bergen L.L.C.—owned 100% by Teekay Offshore Partners L.P.

Teekay Offshore Holdings L.L.C. – owned 100% by Teekay Offshore Partners L.P.

Teekay Offshore Operating GP L.L.C. – owned 100% by Teekay Offshore Partners L.P.

Teekay Offshore Operating L.P. – owned 99.09% by Teekay Offshore Partners L.P.

Nordic Rio L.L.C.—owned 50% by Teekay Nordic Holdings Inc.

Apollo Spirit L.L.C.—owned 100% by Teekay Nordic Holdings Inc.

Clipper L.L.C. – owned 100% by Teekay Nordic Holdings Inc.

Dampier Spirit L.L.C.—owned 100% by Teekay Australia Offshore Holdings Pty Ltd.

Varg L.L.C.—owned 100% by Teekay Offshore Partners L.P.

Teekay Al Rayyan L.L.C.—owned 100% by Teekay Offshore Partners L.P.

Amundsen Spirit L.L.C.—owned 100% by Teekay Offshore Operating L.P.

Siri Holdings L.L.C.—owned 100% by Teekay Offshore Holdings L.L.C.

T.P.O. Siri L.L.C.—owned 100% by Siri Holdings L.L.C.

Piranema L.L.C. — owned 100% by Teekay Offshore Partners L.P.

Samba Spirit L.L.C. -—owned 100% by Teekay Offshore Partners L.P.

Lambada Spirit L.L.C.-—owned 100% by Teekay Offshore Partners L.P.

Bossa Nova Spirit LLC-—owned 100% by Teekay Shuttle Tanker Finance L.L.C.

Sertanejo Spirit L.L.C. -—owned 100% by Teekay Shuttle Tanker Finance L.L.C.

Scott Spirit L.L.C.—owned 100% by Teekay Offshore Operating L.P.

Peary Spirit L.L.C.—owned 100% by Teekay Offshore Operating L.P.

Nansen Spirit L.L.C.—owned 100% by Teekay Offshore Operating L.P.

Gina Krogg L.L.C. – owned 100% by Teekay Offshore Holdings L.L.C.

Voyageur L.L.C. – owned 100% by Teekay Offshore Holdings L.L.C.

Tiro Sidon L.L.C. – owned 100% by Teekay Offshore Holdings L.L.C.

Teekay Hi-Load L.L.C. – owned 100% by Teekay Offshore Holdings L.L.C.

Tiro Sidon Holdings L.L.C. – owned 100% by Tiro Sidon L.L.C.

Logitel Offshore L.L.C. – owned 100% by Teekay Offshore Holdings L.L.C.

Logitel Offshore Rig I L.L.C. – owned 100% by Teekay Offshore Holdings L.L.C.

Logitel Offshore Rig II L.L.C. – owned 100% by Teekay Offshore Holdings L.L.C.

Logitel Offshore Rig III L.L.C. – owned 100% by Teekay Offshore Holdings L.L.C.

Logitel Offshore Rig IV L.L.C. – owned 100% by Teekay Offshore Holdings L.L.C.

Petrojarl I L.L.C. – owned 100% by Teekay Offshore Partners L.P.

SCHEDULE V

1.	Final Term Sheet substantially in the form set forth in Schedule VI.

SCHEDULE VI

PRICING TERM SHEET

8.50% Series B Cumulative Redeemable Preferred Units

(Liquidation Preference $25.00 per Unit)

April 13, 2015

Issuer:	Teekay Offshore Partners L.P.

Securities Offered:	Series B Cumulative Redeemable Preferred Units

Number of Firm Units:	5,000,000 units

Number of Option Units:	750,000 units

Public Offering Price:	$25.00 per unit; $125,000,000 total

Underwriting Discounts:	$0.7875 per unit; $3,937,500 total

Maturity Date:	Perpetual (unless redeemed by the Issuer on or after April 20, 2020)

Ratings:	The Series B Cumulative Redeemable Preferred Units will not be rated by any nationally recognized statistical rating organization

Trade Date:	April 13, 2015

Settlement Date:	April 20, 2015 (T+5)

Liquidation Preference:	$25.00, plus accrued and unpaid distributions

Distribution Rate:	8.50% per annum of the $25.00 per unit liquidation preference (equivalent to $2.125 per annum per unit)

Distribution Payment Dates:	Quarterly on February 15, May 15, August 15 and November 15, commencing August 15, 2015

Optional Redemption:	On or after April 20, 2020, the Issuer may, at its option, redeem the Series B Cumulative Redeemable Preferred Units, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per unit plus an amount equal to all accumulated and unpaid distributions thereon to the date of redemption.

CUSIP/ISIN:	Y8565J 135 / MHY8565J1358

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC

Co-Managers:	Credit Agricole Securities (USA) Inc.
Santander Investment Securities Inc.
SG Americas Securities, LLC

Listing:	The Issuer intends to file an application to list the Series B Cumulative Redeemable Preferred Units on the New York Stock Exchange under the symbol “TOOPRB”. If the application is approved, trading of the Series B Cumulative Redeemable Preferred Units on the New York Stock Exchange is expected to commence within 30 days after their original issue date.

ADDITIONAL INFORMATION:

All information (including financial information) presented in the Preliminary Prospectus is deemed to have changed to the extent affected by the changes described herein.

This communication is intended for the sole use of the person to whom it is provided by us. This communication does not constitute an offer to sell the Series B Preferred Units and is not soliciting an offer to buy the Series B Preferred Units in any jurisdiction where the offer or sale is not permitted.

The issuer has filed a registration statement (including a prospectus supplement and a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-800-294-1322, Morgan Stanley & Co. LLC at 1-866-718-1649 or UBS Securities LLC at 1-888-827-7275.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.